Exhibit 4(b)


                         FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE, dated as of September 1, 1990, between JOHNSON & JOHNSON, a New Jersey corporation ("Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois corporation ("Trustee").

     WHEREAS, the Company and the Trustee have previously entered into an Indenture dated as of September 15, 1987 (the "Indenture"), pursuant to which one or more series of unsecured debt securities of the Company (the "Securities") may be issued from time to time. There are presently issued and outstanding under the Indenture (i) $250,000,000 principal amount of the Company's 9-1/8% Notes due September 15, 1992, (ii) $250,000,000 principal amount of the Company's 8-7/8% Notes due October 15, 1990 and (iii) $250,000,000 principal amount of the Company's 8-1/2% Notes due August 15, 1995 (collectively, the "Outstanding Securities"); and

     WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend the Indenture without the consent of any Securityholder (such term and all other capitalized terms used and not defined in this First Supplemental Indenture shall have the respective meanings assigned to them in the Indenture) to, among other things, make any change to the Indenture that does not adversely affect the rights of any Securityholder; and

     WHEREAS, the Company has determined that this First Supplemental Indenture complies with said Section 9.01 and does not require the consent of any Securityholder and has furnished the Trustee with an opinion of counsel and an officer's certificate, each of which complies with Sections 10.04 and
10.05 of the Indenture; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of and supplement to the Indenture have been done;

     NOW, THEREFORE, it is mutually covenanted and agreed by the parties hereto, for the equal and proportionate benefit of all Securityholders with respect to any Securities issued after the date hereof as follows:

                                  ARTICLE I
                           AMENDMENT OF INDENTURE

     1.01. Section 1.01 is amended by adding the following definitions in their respective alphabetical order:

     "Company Order" means a written order of the Company signed by an Officer.

     "Depositary" means, with respect to the Securities of any series issuable or issued, in whole or in part, in the form of one or more Global Securities, the person designated as Depositary by the Company pursuant to Section 2.01(14) until a successor replaces it pursuant to the provisions hereof, and thereafter means each person who is then a Depositary hereunder, and if at any time there is more than one such person, "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of that series.

     "Global Security" means a Security issued to evidence all or a part of any series of Securities, registered in the name of, and issued to, the Depositary for such series or such Depositary's nominee and representing the amount of uncertificated Securities of such series specified thereon.

     "Tranche" means a group of Securities which are of the same series and have the same terms except as to principal amount and date of issuance.

     1.02. The second paragraph of Section 2.01 is amended to read in its entirety as follows:

     "The Securities may be issued in one or more series. All Securities of any one series need not be issued at the same time. With respect to the Securities of any series, there shall be established in or pursuant to a Board Resolution (or, if so provided in such Board Resolution for a series, in one or more Company Orders issued from time to time with respect to such series) or established in one or more indentures supplemental hereto, prior to the issuance thereof:"

     1.03. Subparagraphs (11), (12) and (13) of Section 2.01 are amended and a new subparagraph (14) is added, to read in their entirety as follows:

     "(11) the currency or foreign currency unit in which the Securities shall be denominated and in which payment of the principal of or interest on the Securities shall be payable and the manner in which any exchange rate referred to in the terms of such Securities is to be determined;

     (12) if the principal of or interest on the Securities are to be payable, at the election of the Company or a Securityholder, in a currency or foreign currency unit other than the currency or foreign currency unit in which the Securities are denominated, the terms and conditions upon which such election may be made and the method for determining amounts payable;

     (13) if the amount of payments of principal of or interest on the Securities may be determined with reference to an index or the difference in the price of or rate of exchange between any indexes, currencies, foreign currency units or commodities, the manner in which such amounts shall be determined;

     (14) whether the Securities shall be issued, in whole or in part, in the form of one or more Global Securities and, in such case, (a) the Depositary therefor and (b) the terms and conditions, if any, upon which any such Global Security may be exchanged in whole or in part for definitive Securities represented thereby, other than as set forth in Sections 2.03A and 2.06A hereof;"

     1.04. Subparagraphs (14) and (15) of Section 2.01 are renumbered as subparagraphs (15) and (16) respectively.

     1.05.  The paragraph immediately following subparagraph (16) of Section
2.01 is amended by adding in the first sentence thereof the words "and date of issue" immediately following the word "denomination".

     1.06.  The following paragraph is added at the end of Section 2.01:

     "If any Securities are issued, in whole or in part, in the form of a Global Security, then the Company shall execute and the Trustee shall authenticate and deliver such Global Security and such Global Security (i) shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear a legend substantially to the following effect: "Until it is exchanged in whole or in part for the Securities represented hereby in definitive form, this Global Security may be transferred in whole, but not in part, and only by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary" or such other legend as shall be required by the Depositary. Unless otherwise specified in a Global Security, the aggregate amount of outstanding Securities represented thereby may from time to time be reduced to reflect exchanges of such Global Security in part for Securities in definitive form. Any endorsement of a Global Security to reflect the amount, or any decrease in the amount, of outstanding Securities represented thereby, shall be made by the Trustee pursuant to such instructions and in such manner as shall be specified in such Global Security or a Company Order delivered to the Trustee."

     1.07. The fourth paragraph of Section 2.02 is amended by replacing the words "written order of the Company signed by an Officer" with the words "Company Order".

     1.08.  A new Section 2.03A is added, to read in its entirety as follows:

     "Section 2.03A. Depositary. Each Depositary for a Global Security must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered and in good standing under the Securities Exchange Act of 1934 and any other applicable statute or regulation. If at any time a Depositary notifies the Company in writing that it is unwilling or unable to continue as a Depositary or if at any time a Depositary shall no longer be in good standing under the Securities Exchange Act of 1934 or any other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to each Global Security for which such Depositary had been the Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware that such Depositary is no longer in good standing, each such Global Security shall be exchanged for Securities in definitive form pursuant to Section 2.06A hereof."

     1.09. Section 2.06 is amended by adding "2.06A," immediately following the word "Section" in the third sentence thereof.

     1.10.  A new Section 2.06A is added, to read in its entirety as follows:

     "Section 2.06A.  Transfer and Exchange of Global Security.  Notwithstanding
Section 2.06, until it is exchanged in whole or in part for Securities in definitive form pursuant to this Section 2.06A, a Global Security may be transferred in whole, but not in part, and only (x) by the Depositary for such Global Security to its nominee or (y) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (z) by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The Company, in its sole discretion, may at any time determine that any series of Securities issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities and such Global Security or Global Securities shall be exchanged for Securities in definitive form pursuant to this Section 2.06A.

     To exchange a Global Security of any series for Securities in definitive form, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of and in exchange for such Global Security. Definitive Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations, and delivered to the Depositary or to such other persons, as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing.

     If specifically authorized by the Company pursuant to Section 2.01, the Depositary for a series of Securities may surrender a Global Security of such series, in whole or in part, in exchange for Securities of such series of like tenor and terms in definitive form, on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver (a) to the Depositary, or to such other persons designated by the Depositary, Securities of such series of like tenor and terms in definitive form in authorized denominations in an aggregate principal amount equal to and in exchange for each such person's beneficial interest in such Global Security and (b) to the Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of definitive Securities delivered pursuant to clause (a) of this sentence.

     Upon any exchange of the entire principal amount of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee."

     1.11.  A new Section 2.13 is added, to read in its entirety as follows:

     "Section 2.13. Beneficial Owners of Global Securities. No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner or Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.

     None of the Company, the Trustee, any Paying Agent, the Registrar, any authenticating agent or any other Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Security or any other Security issued in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee and each Agent shall be protected in acting, or refraining from acting, in good faith reliance on any such information provided by the Depositary."

     1.12. Section 3.02 is amended by adding the following at the beginning thereof:

     "The Company shall notify the Trustee of the Securities to be redeemed not more than 75 or less than 50 days before the redemption date. The Company may, in its sole discretion, in accordance with the terms of such Securities, determine to redeem all the Securities of any Tranche without being obligated to redeem any other Securities of the same series."

     1.13. Section 3.02 is amended by replacing the word "series" in the third, fourth, fifth and sixth sentences thereof with the word "Tranche"; provided that in the sixth sentence thereof, the word "series" in the first place in which it appears shall not be so replaced.

     1.14. Section 3.06 is amended by adding immediately after the word "series" the parenthetical clause "(which shall be a Global Security, if the Security redeemed in part is a Global Security)".

     1.15. Clause (A) of Section 8.01 is amended by adding the following: (1) the words "in the currency or foreign currency unit in which the outstanding Securities of the series are denominated" in clauses (i) and (ii) immediately following the word "amount" in each instance and (2) the words "with respect to such Securities" immediately following the word "Obligations" in clause
(ii).

     1.16. The last three paragraphs of Section 8.01 are amended to read in their entirety as follows:

     "Discharged" with respect to any Securities means that the Company shall be deemed to have paid and discharged the entire debt represented by, and obligations under, such Securities and to have satisfied all the obligations under this Indenture relating to such Securities, except

          (1) the rights of Holders of such Securities to receive, from the trust fund described in clause

     (A) above, payment of the principal of and interest on the Securities when due,

          (2) the Company's obligations with respect to the Securities under Sections 2.03, 2.03A, 2.06, 2.06A, 2.07 and 8.02, and

          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

     After a deposit pursuant to clause (A) above, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

     With respect to any Securities "Government Obligations" means (1) direct obligations of the government which issued the currency or foreign currency unit in which such Securities are denominated, for the payment of which the full faith and credit of such government is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of such government, and which in either case under (1) or (2), are payable in such currency or foreign currency unit and are not callable or redeemable at the option of the issuer thereof."

     1.17. Section 10.04 is amended by adding the following at the end thereof:

     "If all Securities of a particular series are not to be issued at the same time, then the documents that would be required to be delivered pursuant to this Section 10.04 in respect of any Company Order to authenticate and deliver any such Securities need be delivered only once, prior to the authentication and delivery of the first Security of such series."

     1.18. Section 10.07 is amended by adding the following at the beginning thereof:

     "Whenever this Indenture specifies that an action shall or may be taken or authorized by the Holders of a specified portion of the principal amount of the Securities of any series or otherwise requires a determination as to whether the Holders of a specified portion of such principal amount have joined in the taking of an action, the Trustee (or the Company with the consent of the Trustee) is authorized to fix a record date for the purposes of determining the persons entitled to take or authorize such action or in order to make such determination."

     1.19. The last sentence of Section 10.07 is amended by adding (1) "(i)" immediately following the clause "action," and

(2) at the end thereof the following: "and (ii) the principal amount of a Security denominated in a foreign currency or foreign currency unit shall be the equivalent amount in U.S. dollars of such principal amount, as of the date of original issuance of the Security, based upon such exchange rates as are specified pursuant to the Board Resolution, Company Order or supplemental indenture establishing the terms for such Security."

                                  ARTICLE 2
                                MISCELLANEOUS

     2.01. Effectiveness. The provisions and benefits of this First Supplemental Indenture shall not be effective with respect to any of the Outstanding Securities.

     2.02. Separability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.03. Ratification of Indenture. As supplemented and amended by this First Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture, as so supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     2.04. Governing Law. This First Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

     2.05. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and the respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

   JOHNSON & JOHNSON                         HARRIS TRUST AND SAVINGS BANK

   By       A. J. MARKEY                     By     R. G. MASON
      -----------------------------              ------------------------------
      Name: A. J. Markey                         Name: R. G. Mason
      Title: Treasurer                           Title: Vice President


0715p